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Independent auditor's consent


The Board and Shareholders
Strategist Growth and Income Fund, Inc.:


We consent to the use of our reports incorporated herein by reference and to the references to our Firm under the headings
"Financial highlights" in Part A and "INDEPENDENT AUDITORS" in Part B of the Registration Statement.




KPMG Peat Marwick LLP



Minneapolis, Minnesota
November    , 1996